UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report  (Date of earliest event reported) May 2, 2011

TROPICANA ENTERTAINMENT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53831	27-0540158
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3930 Howard Hughes Parkway, 4th Floor, Las Vegas, Nevada 89169

(Address of Principal Executive Offices)                  (Zip Code)

Registrant’s telephone number, including area code (702) 589-3900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Tropicana Entertainment Inc. (the “Company”) was held on May 2, 2011.  At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

Proposal 1

The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors (the “Board”) until the next annual meeting of stockholders.

	For	Withhold	Broker Non-Vote
Daniel A. Cassella	18,579,094	351,100	547,116
Hunter C. Gary	18,579,094	351,100	547,116
Carl C. Icahn	18,579,094	351,100	547,116
James L. Nelson	18,579,094	351,100	547,116
Daniel A. Ninivaggi	18,579,094	351,100	547,116
Daniel H. Scott	18,579,094	351,100	547,116

Proposal 2

A proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
19,477,310	0	0	0

Proposal 3

An advisory vote on executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Broker Non-Vote
18,930,194	0	0	547,116

Proposal 4

An advisory vote on the frequency of the advisory vote on executive compensation, as described in the proxy materials. “1 Year” was approved.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
18,930,194	0	0	0	547,116

In light of these results, and consistent with the Company’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TROPICANA ENTERTAINMENT INC.

Date: May 6, 2011

	By:	/s/ LANCE J. MILLAGE
	Name:	Lance J. Millage
	Title:	Executive Vice President, Chief Financial Officer and Treasurer